UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 29, 2010 (November 3, 2010)
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530,
Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Reports on Form 8-K filed by Pebblebrook Hotel Trust (the “Company”) on November 4, 2010, for the acquisition of the Skamania Lodge, November 22, 2010, for the acquisition of the Sheraton Delfina Santa Monica hotel, and December 6, 2010, for the acquisition of South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC, the entities that own the Sofitel Philadelphia Hotel, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b).
This Current Report on Form 8-K/A also amends and supplements the Current Report on Form 8-K filed by the Company on November 30, 2010 announcing the Company’s entry into an agreement to acquire an upscale, full-service hotel in the San Francisco/Oakland/San Jose region for $84.0 million, the Argonaut Hotel San Francisco, to include the historical financial statements and pro forma financial information that will be required by Items 9.01(a) and (b) if the acquisition is consummated.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Skamania Lodge
Independent Auditors’ Report
Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009 and 2008
Statements of Operations for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 and 2008
Statements of Owner’s Equity in Hotel for the nine months ended September 30, 2010 (unaudited) and years ended December 31, 2009 and 2008
Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 and 2008
Notes to Financial Statements
Sheraton Delfina Santa Monica Hotel
Independent Auditors’ Report
Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009 (restated) and 2008 (restated)
Statements of Operations for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 (restated) and 2008 (restated)
Statements of Changes in Member’s Deficit for the nine months ended September 30, 2010 (unaudited) and years ended December 31, 2009 (restated) and 2008 (restated)
Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 (restated) and 2008 (restated)
Notes to Financial Statements
South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC (Sofitel Philadelphia Hotel)
Independent Auditors’ Report
Combined Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009 and 2008
Combined Statements of Operations for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 and 2008
Combined Statements of Member’s Equity for the nine months ended September 30, 2010 (unaudited) and years ended December 31, 2009 and 2008
Combined Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 and 2008
Notes to Combined Financial Statements
Argonaut Hotel San Francisco — probable acquisition
Independent Auditors’ Report
Balance Sheets as of September 30, 2010 (unaudited) and December 31, 2009 and 2008
Statements of Operations for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 and 2008

Statements of Owner’s Equity in Hotel for the nine months ended September 30, 2010 (unaudited) and years ended December 31, 2009 and 2008
Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited) and years ended December 31, 2009 and 2008
Notes to Financial Statements
(b) Pro forma financial information.
Pebblebrook Hotel Trust
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009
(d) Exhibits
Incorporated herein by reference to the Exhibit Index filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
December 29, 2010	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Independent Auditors’ Report
The Owner of Skamania Lodge:
We have audited the accompanying balance sheets of Skamania Lodge (the “Hotel”) as of December 31, 2009 and 2008, and the related statements of operations, owner’s equity in Hotel, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
McLean, Virginia
December 22, 2010

SKAMANIA LODGE
Balance Sheets

		December 31,
	September 30, 2010
	(Unaudited)	2009	2008
Assets

Cash	$2,700,467	$1,624,214	$1,917,514
Restricted cash	—	216,444	600,018
Accounts receivable, net of allowance of $13,261, $15,257, $17,828	1,442,643	617,557	451,178
Prepaid expenses and other assets	660,937	432,488	549,349

Total current assets	4,804,047	2,890,703	3,518,059

Property and equipment, at cost	66,471,411	66,265,497	65,915,613
Less: accumulated depreciation	(11,022,877)	(9,271,268)	(6,924,292)

	55,448,534	56,994,229	58,991,321
Other assets	22,141	36,091	35,040

Total assets	$60,274,722	$59,921,023	$62,544,420

Liabilities and Owner’s Equity in Hotel

Accounts payable and accrued expenses	$810,098	$413,656	$522,783
Accrued wages and benefits	543,718	526,004	443,413
Accrued interest payable	—	174,792	178,293
Advance deposits	1,362,885	1,555,058	1,543,111
Note payable — current	—	35,749,224	715,979

Total current liabilities	2,716,701	38,418,734	3,403,579
Note payable — long term	—	—	35,749,224

Total liabilities	2,716,701	38,418,734	39,152,803

Owner’s equity in Hotel	57,558,021	21,502,289	23,391,617

Total liabilities and owner’s equity in Hotel	$60,274,722	$59,921,023	$62,544,420

See accompanying notes to financial statements.

2

SKAMANIA LODGE
Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Revenues:
Rooms	$6,149,067	$5,223,009	$6,643,886	8,225,864
Food and beverage	6,480,609	5,622,055	7,083,738	8,578,494
Conference center	644,826	461,474	565,185	858,390
Other	1,958,081	2,148,750	2,579,956	3,035,745

Total revenues	15,232,583	13,455,288	16,872,765	20,698,493

Operating expenses:
Rooms	1,482,902	1,226,793	1,632,350	1,907,673
Food and beverage	4,026,311	3,749,245	4,835,618	5,397,250
Conference center	599,340	450,378	572,937	857,651
General and administrative	1,065,594	1,104,519	1,476,379	1,858,835
Marketing	1,064,986	1,146,712	1,457,182	1,693,479
Utilities	345,514	365,824	492,465	549,190
Property operation and maintenance	427,482	399,982	517,733	551,130
Property and other taxes and insurance	467,483	440,741	584,804	649,818
Depreciation	1,751,609	1,764,884	2,346,976	2,225,364
Management fees	380,810	336,387	421,824	517,458
Other expenses	1,125,276	1,137,570	1,429,630	1,740,789

Total operating expenses	12,737,307	12,123,035	15,767,898	17,948,637

Other expenses:
Interest expense	(1,396,338)	(1,596,537)	(2,115,895)	(2,161,838)
Other expense	(154,356)	(164,069)	(199,998)	(147,076)

Total other expense	(1,550,694)	(1,760,606)	(2,315,893)	(2,308,914)

Net income (loss)	$944,582	$(428,353)	$(1,211,026)	$440,942

See accompanying notes to financial statements.

3

SKAMANIA LODGE
Statements of Owner’s Equity in Hotel

Balance at December 31, 2007	$22,172,252
Hotel owner (distributions) funding, net	778,423
Net income	440,942

Balance at December 31, 2008	23,391,617
Hotel owner (distributions) funding, net	(678,302)
Net loss	(1,211,026)

Balance at December 31, 2009	21,502,289
Hotel owner (distributions) funding, net (unaudited)	35,111,150
Net income (unaudited)	944,582

Balance at September 30, 2010 (unaudited)	$57,558,021

See accompanying notes to financial statements.

4

SKAMANIA LODGE
Statements of Cash Flows

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$944,582	$(428,353)	$(1,211,026)	$440,942
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,751,609	1,764,884	2,346,976	2,225,364
Amortization of deferred financing costs	25,958	29,209	38,936	38,936
Change in operating assets and liabilities:
Accounts receivable	(825,086)	(650,650)	(166,379)	35,343
Prepaid expenses and other current assets	(254,407)	(183,823)	77,925	(156,708)
Other assets	13,950	(1,051)	(1,051)	(2,243)
Accounts payable	396,442	74,775	(109,127)	203,431
Accrued wages and benefits	17,714	23,980	82,591	(70,983)
Advance deposits	(192,173)	(402,325)	11,947	18,435
Accrued interest	(174,792)	(4,928)	(3,501)	(3,277)
Restricted cash	101,352	344,264	6,852	180,739

Net cash provided by operating activities	1,805,149	565,982	1,074,143	2,909,979

Cash flows from investing activities:
Change in restricted cash	115,092	(109,957)	376,722	(277,359)
Purchases of property and equipment	(205,914)	(338,295)	(349,884)	(2,865,218)

Net cash provided by (used in) investing activities	(90,822)	(448,252)	26,838	(3,142,577)

Cash flows from financing activities:
Repayment of note payable	(502,505)	(474,668)	(715,979)	(670,259)
Hotel owner funding (distributions), net	(135,569)	(343,097)	(678,302)	778,423

Net cash used in financing activities	(638,074)	(817,765)	(1,394,281)	108,164

Net increase (decrease) in cash	1,076,253	(700,035)	(293,300)	(124,434)
Cash and cash equivalents:
Beginning of year	1,624,214	1,917,514	1,917,514	2,041,948

End of year	$2,700,467	$1,217,479	$1,624,214	$1,917,514

Supplemental cash flow disclosures:
Cash paid for interest	$1,545,172	$1,565,596	$2,080,460	$2,126,179

Noncash hotel owner contribution through extinguishment of Hotel note payable	$35,246,652
See accompanying notes to financial statements.

5

SKAMANIA LODGE
Notes to Financial Statements
(1)	Description of Business, Formation and Basis of Presentation
The Skamania Lodge (the Hotel), is a full service 254-room resort and conference center located in Stevenson, Washington. The Hotel is owned by a Trust (the Company) that was created for the benefit of the Pennsylvania State employees’ retirement system. The Hotel is managed under an agreement with Destination Hotels and Resorts (“Destination”).

The accompanying unaudited financial statements of the Hotel as of September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the financial statements referring to September 30, 2010, and for the nine-month periods ended September 30, 2010 and 2009, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

The Hotel collateralizes a loan obligation of the Hotel’s owner. Cash flows from the Hotel were used to fund the debt service. Although the direct obligation of the Hotel’s owner, the debt balance and related deferred financing costs, interest expense and amortization are presented in the financial statements of the Hotel.
(2)	Summary of Significant Accounting Policies
(a)	Cash and Cash Equivalents

Cash and cash equivalents includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase, which are considered to be cash and cash equivalents.

(b)	Restricted Cash

In accordance with the management agreement a reserve fund for property improvements and the replacement of furniture, fixtures, and equipment is required. The replacement reserve fund is funded with an amount equal to 4% of gross revenue, as defined, on a monthly basis. In September 2010 (unaudited), Destination waived the requirement to maintain escrow funds in a replacement reserve fund. In accordance with the loan agreement, a property tax escrow account is also required.

The Hotel’s note payable contains a minimum debt service coverage ratio. Beginning in May 2010, the Hotel failed to meet the coverage ratio and all cash receipts were directed to a lender controlled account and used to fund operating expenses and debt service. The note payable was extinguished by the Hotel’s owner in September 2010.

SKAMANIA LODGE
Notes to Financial Statements
(c)	Accounts Receivable

Accounts receivable, which represent amounts due from Hotel guests, are presented net of allowances. The Hotel establishes a specific reserve for doubtful collections of receivables based on customers’ payment history, liquidity, or bankruptcy.

(d)	Deferred Financing Costs

Deferred financing costs incurred in connection with the note payable are amortized to interest expense using the straight-line method over the contractual life of the note payable, which approximates the effective-interest method.

(e)	Property and Equipment

Building and improvements, furniture, fixtures, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

	9/30/2010	12/31/2009	12/312008
Building and Improvements	$49,916,135	$49,823,419	$49,608,130
Land	8,495,000	8,495,000	8,495,000
Furniture, Fixtures and equipment	8,060,276	7,947,078	7,812,483

Total	$66,471,411	$66,265,497	$65,915,613

Depreciation is computed utilizing the straight-line method over the following estimated useful lives:

Building and improvements	40 years
Furniture, fixtures and equipment	5 — 7 years
(f)	Impairment of Long-Lived Assets

The Hotel evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment was recognized in any period presented.

(g)	Advance Deposits

Advance deposits consist mainly of amounts collected for rooms, banquets, food and beverage, and other property operations in advance of providing services.

(h)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, conference center, and other department revenues such as telephone, golf and

SKAMANIA LODGE
Notes to Financial Statements
gift shop. Additionally, the Hotel collects sales, use, occupancy, and similar taxes, which is presented on a net basis (excluded from revenues) on the statements of operations. Other revenue primarily consists of golf green fees and other related charges, and gift shop and spa sales.

(i)	Marketing

Marketing costs are expensed as incurred.

(j)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. The owner of the Hotel is a Trust under section 501(c) of the internal revenue code and is exempt from income taxes.
(3)	Note Payable
The Hotel collateralized a note payable obligation of the Hotel’s owner. The note payable matured and was extinguished by the owner on September 1, 2010. The outstanding principal balance on the note payable was $36.5 million and $35.7 million as of December 31, 2008 and 2009, respectively. The note payable had a fixed interest rate of 5.7%.
(4)	Management Agreement
The Hotel has entered into a hotel management agreement with Destination to manage the Hotel. In accordance with the hotel management agreement, the Hotel pays a management fee equal to 2.5% of gross revenues. The management agreement expires on December 31, 2010, and may be extended for an additional 60 month at the option of the Hotel.
(5)	Subsequent Events
The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through December 22, 2010, the date the financial statements were available to be issued.

On November 3, 2010, the Hotel was acquired by Pebblebrook Hotel Trust (Pebblebrook) for cash consideration of approximately $55.8 million.

Independent Auditor’s Report
To the Members
Regis Properties, L.L.C.
We have audited the accompanying balance sheets of Regis Properties, L.L.C. (the Company) as of December 31, 2009 and 2008, and the related statements of operations, changes in member’s deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing, the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our report dated October 1, 2010, we expressed an opinion that the 2009 and 2008 financial statements did not fairly present the Company’s financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America because the Company depreciated property and equipment using statutory income tax methods and lives, which is a departure from accounting principles generally accepted in the United States of America. As described in Note 3 to the financial statements, the Company has restated its 2009 and 2008 financial statements to conform with accounting principles generally accepted in the United States of America. Accordingly, our present opinion on the 2009 and 2008 financial statements, as presented herein, is different from that expressed in our previous report.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations, its member’s deficit and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ McGladrey & Pullen, LLP
Chicago, Illinois
December 15, 2010

Regis Properties, L.L.C.
Balance Sheets

	September 30,	December 31,
	2010	2009	2008
	(Unaudited)	Restated	Restated

Assets

Investment in hotel operating property, at cost
Land	$5,710,580	$5,710,580	$5,710,580
Building and improvements	37,775,202	37,355,553	37,269,531
Furniture, fixtures, and equipment	11,232,581	10,900,443	10,395,937

	54,718,363	53,966,576	53,376,048
Accumulated depreciation	(16,149,640)	(14,914,994)	(12,747,540)

	38,568,723	39,051,582	40,628,508

Cash and cash equivalents	4,118,599	3,330,008	1,158,537
Escrows	3,228,751	2,433,082	2,740,978
Accounts receivable (net)	1,182,011	1,189,270	597,736
Inventories	93,966	104,523	128,988
Prepaid expenses and other assets	880,137	555,850	605,036
Due from affiliates	258,424	329,311	187,748
Deferred costs (net)	68,896	24,750	47,000

	$48,399,507	$47,018,376	$46,094,531

Liabilities and Member’s Deficit

Mortgage notes payable	$58,000,000	$58,000,000	$58,000,000
Accounts payable	646,881	692,833	945,117
Taxes payable	229,023	176,146	171,549
Accrued expenses	1,019,361	842,262	1,039,888
Accrued interest payable	102,733	106,427	155,849
Due to affiliates	—	1,741	21,507

	59,997,998	59,819,409	60,333,910

Member’s deficit	(11,598,491)	(12,801,033)	(14,239,379)

	$48,399,507	$47,018,376	$46,094,531

See Notes to Financial Statements.

Regis Properties, L.L.C.
Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	Restated	Restated

Departmental revenue:
Room	$13,785,530	$12,352,069	$16,371,343	$19,681,336
Food and beverage	2,852,854	2,903,400	3,812,532	4,923,347
Other	1,071,981	1,530,207	1,871,616	1,731,375

	17,710,365	16,785,676	22,055,491	26,336,058

Departmental expenses:
Room	3,178,453	3,053,890	4,017,770	5,064,279
Food and beverage	2,657,350	2,474,331	3,201,238	4,415,806
Other	617,116	746,973	969,321	1,184,052

	6,452,919	6,275,194	8,188,329	10,664,137

Gross profit - departments	11,257,446	10,510,482	13,867,162	15,671,921

Operating expenses
General and administrative	1,139,086	1,210,949	1,536,116	1,903,090
Franchise fees	1,642,672	1,456,519	1,925,557	2,153,727
Marketing	701,865	674,779	895,249	1,277,613
Repairs and maintenance	636,005	689,764	854,094	1,119,206
Utilities	425,781	436,891	559,346	640,573
Management fees	531,307	503,167	662,735	765,303
Property taxes	492,215	483,106	637,908	693,219
Insurance	259,409	249,254	336,215	354,728
Owners’ expenses	1,083,168	777,844	868,729	1,223,221

	6,911,508	6,482,273	8,275,949	10,130,680

Operating income before fixed charges	4,345,938	4,028,209	5,591,213	5,541,241

Fixed charges:
Interest expense	1,393,593	1,403,754	1,861,663	3,370,338
Depreciation and amortization	1,346,693	1,718,403	2,291,204	2,856,213

	2,740,286	3,122,157	4,152,867	6,226,551

Net income (loss)	$1,605,652	$906,052	$1,438,346	$(685,310)

See Notes to Financial Statements.

Regis Properties, L.L.C.
Statements of Changes in Member’s Deficit

Balance, January 1, 2008, as originally reported	$(16,767,478)

Adjustment	3,213,409

Balance, January 1, 2008, as restated	(13,554,069)

Net loss, as restated	(685,310)

Balance, December 31, 2008	(14,239,379)

Net income, as restated	1,438,346

Balance, December 31, 2009	(12,801,033)

Distributions (unaudited)	(403,110)

Net income (unaudited)	1,605,652

Balance, September 30, 2010 (unaudited)	$(11,598,491)

See Notes to Financial Statements.

Regis Properties, L.L.C.
Statements of Cash Flows

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)	Restated	Restated

Cash Flows from Operating Activities
Net income (loss)	$1,605,652	$906,052	$1,438,346	$(685,310)
Depreciation and amortization	1,346,693	1,718,403	2,291,204	2,856,213
Unrealized loss on interest rate cap	5,000	47,000	47,000	65,225
Changes in:
Escrows	(685,422)	123,628	153,758	(324,984)
Accounts receivable	7,259	(1,094,118)	(591,534)	(6,931)
Inventories	10,557	18,774	24,465	(3,648)
Prepaid expenses and other assets	(324,287)	(71,817)	49,186	(118,216)
Due from affiliates	70,887	(73,460)	(141,563)	(106,634)
Accounts payable	(45,952)	(458,500)	(252,284)	42,187
Taxes payable	52,877	40,182	4,597	(37,998)
Accrued expenses	177,099	120,466	(197,626)	(256,766)
Accrued interest	(3,694)	(49,422)	(49,422)	(59,924)
Due to affiliates	(1,741)	(21,507)	(19,766)	(424,400)

Net cash provided by operating activities	2,214,928	1,205,681	2,756,361	938,814

Cash Flows from Investing Activities
Additions to investment property	(751,787)	(503,004)	(590,528)	(1,012,858)
Escrows	(107,712)	402,468	160,401	(212,472)

Net cash used in investing activities	(859,499)	(100,536)	(430,127)	(1,225,330)

Cash Flows from Financing Activities
Loan fees and costs	(161,193)	(148,500)	(148,500)	(47,000)
Escrows	(2,535)	(7,823)	(6,263)	(12,053)
Distributions	(403,110)	—	—	—

Net cash used in financing activities	(566,838)	(156,323)	(154,763)	(59,053)

Increase (decrease) in cash and cash equivalents	788,591	948,822	2,171,471	(345,569)

Cash and cash equivalents
Beginning of year	3,330,008	1,158,537	1,158,537	1,504,106

End of year	$4,118,599	$2,107,359	$3,330,008	$1,158,537

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,392,287	$1,406,176	$1,864,085	$3,319,975

See Notes to Financial Statements.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 1. Organization and Nature of Activities
Regis Properties, L.L.C., a Delaware limited liability company (the Company), was formed in September 2000 to acquire and operate the Sheraton Delfina Hotel (the Hotel), a 314-room full service hotel located in Santa Monica, California.
Regis Properties Holding Company, LLC (the Member), is the sole equity member. The Company’s operating agreement, as amended on October 31, 2003, provides for (a) profits and losses to be allocated to the Member and (b) distributions to be made to the Member at the times and in the aggregate amounts determined by the board of directors.
The accompanying financial statements as of September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009, have been presented pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.
Note 2. Basis of Accounting and Significant Accounting Policies
Basis of accounting: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Cash and cash equivalents: Cash equivalents include highly liquid debt instruments acquired with an original maturity of three months or less. During the year, the Company maintained cash balances in financial institutions in amounts greater than the federally insured limit. The Company has not experienced any losses on such accounts and believes it is not exposed to significant risks with respect to such balances.
Escrows: Escrows include amounts held for future renovation and construction costs, debt service, real estate taxes and insurance. The escrow amounts are maintained by the mortgage lender and have been pledged as additional collateral for the mortgage loan.
Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, restaurant sales and banquet services and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at management’s estimate of the amounts that will ultimately be collected. The allowance for doubtful accounts is based on specific identification of uncollectible accounts and the Company’s historical collection experience. The allowance for doubtful accounts was $40,720 and $14,400 as of December 31, 2009 and 2008, respectively, and $29,403 as of September 30, 2010 (unaudited).
Inventory: Inventory is comprised of food and beverage, which are stated at the lower of cost or market.
Investment in hotel operating property: Equipment and direct and indirect costs associated with the acquisition and renovation of the hotel property are capitalized and depreciated on a straight-line basis over the estimated useful lives of the assets of 5 — 40 years. Depreciation expense was $2,167,454 and $2,711,059 for the years ended December 31, 2009 and 2008, respectively, and $1,234,646 and $1,625,591 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 2 Basis of Accounting and Significant Accounting Policies (Continued)
The Company reviews its investment in hotel operating property for impairment when events or changes in circumstances indicate the carrying amount of a property may not be recoverable. If such conditions exist, management will estimate the future cash flows from operations and disposition of the property. If the estimated undiscounted future cash flows are less than the carrying amount of the assets, an adjustment to reduce the carrying amount to the property’s estimated market value would be recorded and an impairment loss would be recognized. The Company evaluated its investment property and does not believe there are any events or circumstances indicating impairment.
Deferred costs: Legal fees and certain other costs incurred in connection with obtaining the mortgage loans have been capitalized and are being amortized over the term of the related debt. Amortization of deferred financing costs was $123,750 and $145,154 for the years ended December 31, 2009 and 2008, respectively, and $112,047 and $92,812 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively.
Derivative financial instruments: All derivative financial instruments are recognized as either assets or liabilities at their fair value in the balance sheet with the changes in the fair value reported in current-period earnings. These instruments are classified on the balance sheet as deferred costs and the change in the fair value is recorded on the statement of operations in interest expense. For the years ended December 31, 2009 and 2008, the Company recognized a loss of $47,000 and $65,225, respectively, and $5,000 and $47,000 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively, on these instruments (interest rate caps).
Fair value of financial instruments: Accounting principles generally accepted in the United States of America applicable to Fair Value Measurements applies to all asset and liabilities that that are being measured and reported at fair value. The accounting principle requires new disclosures that establish a framework for measuring fair value in accordance with accounting principles generally accepted in the United States of America. This accounting principle enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values.
The fair value of the Company’s derivative instruments was provided by valuation experts. Certain derivatives with limited market activity are valued using externally developed models that consider unobservable market parameters.
The Company believes that based on available market information, the carrying amount of the Company’s financial instruments; principally, cash and cash equivalents, accounts receivable, escrow, interest rate cap, accounts payable, mortgage payable, and working capital items approximate fair value.
Revenue recognition: Hotel revenue is recognized when services have been rendered or when goods have been sold.
Advertising: Advertising costs are expensed as incurred. Advertising expense was $359,950 and $487,676 for the years ended December 31, 2009 and 2008, respectively, and $214,769 and $275,480 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively.
Income taxes: The Company is not subject to federal income tax because its income and losses are includable in the tax returns of its members but may be subject to certain state taxes. The Financial Accounting Standards Board (FASB) has provided guidance on how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 2 Basis of Accounting and Significant Accounting Policies (Continued)
The Company adopted the provisions of the Accounting for Uncertainty of Income Taxes section of the FASB Accounting Standards Codification on January 1, 2009. Management has determined that there are no material uncertain income tax positions.
Tax returns filed by the Company are generally subject to examination by U.S. and state taxing authorities for years ended after December 31, 2005.
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.
Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through December 15, 2010, the date the financial statements were available to be issued.
Note 3. Restatement
The current and prior year’s audited financial statements have been restated to reflect depreciation in accordance with accounting principles generally accepted in the United States of America. The Company had previously depreciated property and equipment using statutory income tax methods and lives, which is a departure from accounting principles generally accepted in the United States of America.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 3 Restatement (Continued)
The adjustment to accumulated depreciation resulted in the following increases (decreases):

	Originally
	Reported	Adjustment	Restated
As of December 31, 2009:
Investment in hotel operating property	$36,841,103	$2,210,479	$39,051,582
Total assets	44,807,897	2,210,479	47,018,376
Member’s deficit	(15,011,512)	2,210,479	(12,801,033)

For the year ended December 31, 2009:
Depreciation and amortization	1,892,767	398,437	2,291,204
Net income	1,836,783	(398,437)	1,438,346

As of December 31, 2008:
Investment in hotel operating property	38,019,592	2,608,916	40,628,508
Total assets	43,485,615	2,608,916	46,094,531
Member’s deficit	(16,848,295)	2,608,916	(14,239,379)

For the year ended December 31, 2008:
Depreciation and amortization	2,251,720	604,493	2,856,213
Net loss	(80,817)	(604,493)	(685,310)
There were no changes in total cash flows from operating activities, investing activities or financing activities.
Note 4. Mortgage Notes Payable
On February 21, 2006, the Company entered into a $30,000,000 mortgage loan (Senior Loan) and a $28,000,000 mezzanine loan (Mezzanine Loan) (the Loans). The Senior Loan is payable in monthly installments of interest only at a rate equal to LIBOR plus 1.23 percent (1.46 percent and 2.43 percent at December 31, 2009 and 2008, respectively, and 1.49 percent and 1.47 percent at September 30, 2010 and 2009 (unaudited), respectively). The Mezzanine Loan is payable in monthly installments of interest only at a rate equal to LIBOR plus 4.59 percent (4.82 percent and 5.79 percent at December 31, 2009 and 2008, respectively, and 4.85 percent and 4.83 percent at September 30, 2010 and 2009 (unaudited), respectively). The original maturity date of the Loans was March 9, 2008. The Loans provide for three extension terms of one year each, provided certain conditions are met as set forth in the loan agreements. The Company exercised its third option to extend the maturity date of the Loans to March 9, 2011.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 4 Mortgage Notes Payable (Continued)
The Mortgage Loan is secured by a mortgage lien on the hotel operating property as well as a collateral assignment of leases and rents and has been personally guaranteed by certain members of affiliated entities.
In conjunction with the loan agreements, the Company entered into interest rate cap agreements to fix the underlying LIBOR at 5.50 percent. The notional amount of the interest rate cap is $58,000,000 and the interest rate cap agreements mature concurrent with the maturity of the Loans. The estimated fair value of the interest rate cap was $0 at December 31, 2009 and 2008 and September 30, 2010. The Company recognized a loss of $47,000 and $65,225 for the years ended December 31, 2009 and 2008, respectively, and $5,000 and $47,000 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively, which is reflected in interest expense on the accompanying statements of operations.
The Company may, provided no event of default has occurred and certain conditions are satisfied, prepay the Loans in whole but not in part with 15-day prior written notice specifying the date upon which the prepayment is to be made. Thereafter, the prepayment penalty is equal to 0.5 percent of the principal amount being repaid.
Note 5. Related-Party Transactions
Management fees: In April 2003, the Company entered into a management agreement with KOR Hotel Management, L.L.C. (KOR), an affiliate of the Company, to manage and operate the Hotel through April 2013. The Company has the option to terminate the agreement with 60 days written notice if certain performance metrics (as defined) are not met. The management agreement provides for a basic management fee equal to 3 percent of gross revenue (as defined) and an incentive fee equal to excess operating profit over the hurdle amount (as defined). The basic management fee and incentive fee are capped at 4 percent of gross revenue in any calendar year. No incentive fees have been earned. Management fees incurred for the years ended December 31, 2009 and 2008 were $662,735 and $765,303, respectively, and $531,307 and $503,167 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively, of which $47,050 and $42,408 as of December 31, 2009 and 2008, respectively, and $53,898 as of September 30, 2010 (unaudited) was unpaid and included in accrued expenses on the accompanying balance sheets
Other management services: The management agreement also provides for reimbursement to KOR for certain services including, but not limited to, advertising, accounting functions, and training. Reimbursable services shall be equal to the lesser of 1 percent of gross revenue or actual costs incurred. In addition, the management agreement provides for a group services fee equal to the lesser of 1 percent of gross revenue or actual costs incurred for reimbursement of certain centralized services provided by KOR. Total reimbursable services and group services fees incurred for the years ended December 31, 2009 and 2008 amounted to $441,823 and $495,865, respectively, and $354,205 and $335,445 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively, which is included in owners’ expenses on the accompanying statements of operations.
Financing fee: An affiliate of the Company is entitled to receive a financing fee equal to (i) 0.5 percent of the gross amount of any refinancing proceeds obtained if a third-party broker is used or (ii) 1 percent of the gross amount if no broker is used. No financing fees were paid in 2009 or 2008.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 5 Related-Party Transactions (Continued)
Due to/from affiliates: Due to/from affiliates includes amounts due from/to other properties managed by KOR. Amounts due from other properties totaled $129,165 and $114,602 as of December 31, 2009 and 2008, respectively, and $131,424 as of September 30, 2010 (unaudited). Amounts due to other properties totaled $1,741 and $21,507, as of December 31, 2009 and 2008, respectively, and $0 as of September 30, 2010 (unaudited). In addition, the Hotel made advances to KOR to fund working capital needs. Advances due from KOR totaled $200,146 and $73,146 at December 31, 2009 and December 31, 2008, respectively, and $127,000 as of September 30, 2010 (unaudited).
Note 6. Franchise Fees
In 2003, the Company entered into a franchise agreement with The Sheraton Corporation (the Licensor) for a 10-year term which expires in January 2013. The agreement requires the payment of monthly royalty fees equal to 5 percent of gross room revenue (as defined) and a monthly marketing program fee equal to 1.239 percent of gross room revenue. Additionally, the Company has agreed to pay all applicable fees for programs and services required by the Licensor, including reservation services and the Licensor’s frequent guest program. Fees incurred from the Licensor were $1,925,557 and $2,153,727 for the years ended December 31, 2009 and 2008, respectively, and $1,642,672 and $1,456,519 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively.
Note 7. Collective Bargaining Agreements and Union Pension Plans
In August 2006, the Hotel Manager (Note 4) entered into a Collective Bargaining Agreement with the local employee union to establish rates of pay, hours and other conditions of employment for employees who are members of the union. The agreement originally expired on July 31, 2009 but automatically renews for additional one-year terms unless either party provides written notice at least 60 days prior to the anniversary date to modify or terminate the agreement.
Beginning August 1, 2007, the Hotel Manager was required to contribute $0.10 per hour worked for each eligible employee to Santa Monica Hotel Employees and Restaurant Employees Retirement Fund. Such contribution increased to $0.20 per hour effective August 1, 2008 through the termination of the Collective Bargaining Agreement. Total contributions to the plan were $37,045 and $39,201 for the years ended December 31, 2009 and 2008, respectively, and $31,905 and $28,710 for the nine months ended September 30, 2010 and 2009 (unaudited), respectively.
Note 8. Commitments and Contingencies
Prior to 2008, the Company self-insured against workman’s compensation claims. Effective January 2008, the Company secured a new workman’s compensation insurance policy under which the Company pays monthly premiums for full coverage of workman’s compensation claims. However, the Company is still liable to fund individual workman’s compensation claims prior to 2008. Estimated outstanding workman’s compensation claims totaled $171,538 and $218,906 as of December 31, 2009 and 2008, respectively, and $272,294 as of September 30, 2010 (unaudited), which is included in accrued expenses on the accompanying balance sheets.
The Company from time to time may be involved in litigation arising in the ordinary course of business. The Company believes the outcome of such litigation is not expected to have a material adverse effect on the Company’s financial position or results of its operations.

Regis Properties, L.L.C.
Notes to Financial Statements
Note 9. Subsequent Events
On November 19, 2010, the Hotel was acquired by Pebblebrook Hotel Trust (Pebblebrook) for cash consideration of $102,750,000. Pebblebrook did not assume any amounts due under the mortgage notes payable obligation. At closing, the settlement agent wired $58,000,000 plus accrued interest to the lenders which paid off the mortgage notes payable in full.

Independent Auditors’ Report
The Members
South 17th Street OwnerCo, LLC and
     South 17th Street LeaseCo, LLC:
We have audited the accompanying combined balance sheets of South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC (together, the Company) as of December 31, 2009 and 2008, and the related combined statements of operations, members’ equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC, as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG, LLP
Chicago, Illinois
December 21, 2010

South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC
Combined Balance Sheets

	September 30,	December 31,
	2010 (Unaudited)	2009	2008
Assets
Investment in hotel properties, at cost:
Land	$8,534,242	$8,534,242	$8,534,242
Building and improvements	45,785,889	45,785,889	45,785,889
Personal property	10,053,392	8,570,260	7,892,753
Less accumulated depreciation	(10,005,282)	(7,814,680)	(5,102,927)

	54,368,241	55,075,711	57,109,957

Cash and cash equivalents	2,919,081	2,970,926	4,767,095
Accounts receivable, net of allowance of $0 , $503, $0	967,259	684,225	552,266
Escrow deposits	1,569,882	2,342,729	2,241,826
Inventories	108,134	98,836	109,544
Prepaid expenses and other assets	700,326	59,808	31,402
Deferred financing costs, net of accumulated amortization	4,863	2,047	32,567

Total assets	$60,637,786	$61,234,282	$64,844,657

Liabilities and Members’ Equity

Note payable	$56,070,000	$56,070,000	$56,070,000
Accounts payable	317,997	539,766	337,992
Accounts payable — affiliates	156,194	157,028	160,391
Accrued expenses	246,939	281,155	391,775
Accrued payroll and withholding	748,087	593,894	794,790
Accrued interest payable	—	—	154,022
Sales tax payable	293,058	203,911	375,680
Advanced deposits	462,069	241,341	198,739

Total liabilities	58,294,344	58,087,095	58,483,389

Members’ equity	2,343,442	3,147,187	6,361,268

Total liabilities and members’ equity	$60,637,786	$61,234,282	$64,844,657

See accompanying notes to combined financial statements.

2

South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC
Combined Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Department revenues:
Rooms	$10,355,529	$10,952,934	$14,574,526	$17,951,064
Food and beverage	4,149,145	3,704,448	5,478,718	6,944,242
Telephone	73,271	89,265	40,981	145,205
Other	793,581	957,929	1,039,850	1,045,330

Total department revenues	15,371,526	15,704,576	21,134,075	26,085,841

Department expenses:
Rooms	3,158,776	3,112,547	4,189,139	4,359,736
Food and beverage	3,515,298	3,332,467	4,670,233	5,356,499
Telephone	171,633	185,221	638,722	252,616
Other	596,997	563,026	305,881	713,350

Total department expenses	7,442,704	7,193,261	9,803,975	10,682,201

Operating expenses:
General and administrative	1,199,148	984,636	1,526,212	1,560,340
Sales and marketing	1,105,516	1,095,942	1,318,540	1,414,092
Utilities	747,382	747,719	1,005,293	1,330,443
Property operation and maintenance	701,955	695,665	940,849	1,122,613
Real estate and other property taxes	541,363	546,218	721,008	721,009
Management fee	461,147	471,138	634,022	782,719
Incentive fee	—	—	—	449,210
Insurance	97,713	66,996	111,396	98,658
Asset management fee	53,800	54,966	73,969	66,819
Depreciation	2,190,604	2,021,254	2,711,754	2,667,955
Amortization	11,640	34,349	37,100	341,641
Other expenses	101,707	204,662	244,440	402,709

Total operating expenses	7,211,975	6,923,545	9,324,583	10,958,208

Other (expense) income:
Interest expense	(669,734)	(715,176)	(935,946)	(2,387,844)
Interest and other income	15,030	12,812	14,483	87,727

Total other expense, net	(654,704)	(702,364)	(921,463)	(2,300,117)

Net income	$62,143	$885,406	$1,084,054	$2,145,315

See accompanying notes to combined financial statements.

3

South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC
Combined Statement of Members’ Equity

Balance at December 31, 2007	$8,388,956
Contributions from members	25,000
Distributions to members	(4,198,003)
Net income	2,145,315

Balance at December 31, 2008	6,361,268
Contributions from members	211,865
Distributions to members	(4,510,000)
Net income	1,084,054

Balance at December 31, 2009	3,147,187
Contributions from members (unaudited)	22,100
Distributions to members (unaudited)	(887,988)
Net income (unaudited)	62,143

Balance at September 30, 2010 (unaudited)	$2,343,442

See accompanying notes to combined financial statements.

4

South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC
Combined Statements of Cash Flows

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$62,143	$885,406	$1,084,054	$2,145,315
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred costs	11,640	34,349	37,100	341,641
Depreciation	2,190,604	2,021,254	2,711,754	2,667,955
Loss on interest rate cap	—	—	15	12,072
Changes in operating assets and liabilities:
Accounts receivable	(283,034)	(550,570)	(131,959)	98,063
Escrow deposits	168,609	186,916	18,600	(67,475)
Inventories	(9,298)	9,896	10,708	(18,799)
Prepaid expenses and other assets	(294,909)	(459,259)	(28,422)	17,958
Account payable — affiliates	(834)	(3,363)	(3,363)	150,719
Accounts payable	(221,769)	(97,984)	201,774	305,891
Accrued expenses	(34,216)	(153,061)	(110,620)	69,218
Accrued payroll and withholding	154,193	(52,967)	(200,896)	80,877
Accrued interest payable	—	(154,022)	(154,022)	(162,017)
Sales tax payable	89,147	(145,216)	(171,769)	(4,355)
Advanced deposits	220,728	313,713	42,602	(92,819)

Net cash provided by operating activities	2,053,004	1,835,092	3,305,556	5,544,244

Cash flows from investing activities:
Purchases of property and equipment	(1,828,741)	(76,566)	(677,507)	(859,412)
Escrow deposits	604,236	(488,035)	(119,503)	(181,509)

Net cash (used in) investing activities	(1,224,505)	(564,601)	(797,010)	(1,040,921)

Cash flows from financing activities:
Contributions from members	22,100	201,376	211,865	25,000
Distributions to members	(887,988)	—	(4,510,000)	(4,198,003)
Cap paid for interest rate cap	—	—	—	(12,000)
Deferred costs paid	(14,456)	(5,018)	(6,580)	(6,661)

Net cash provided by (used in) financing activities	(880,344)	196,358	(4,304,715)	(4,191,664)

Net increase (decrease) in cash	(51,845)	1,466,849	(1,796,169)	311,659

Cash and cash equivalents:
Beginning of year	2,970,926	4,767,095	4,767,095	4,455,436

End of period	$2,919,081	$6,233,944	$2,970,926	$4,767,095

Supplemental cash flow disclosures:
Cash paid for interest	$669,734	$869,198	$1,089,953	$2,537,789
See accompanying notes to combined financial statements.

5

SOUTH 17TH STREET OWNERCO, LLC AND SOUTH 17TH STREET LEASECO, LLC
Notes to Combined Financial Statements
(1)	Description of Business and Basis of Accounting

The Sofitel Hotel Philadelphia (the Hotel) is a full-service 306-room hotel located in Philadelphia, Pennsylvania. The Hotel is owned by South 17th Street OwnerCo, LLC (OwnerCo) and is leased to South 17th Street LeaseCo, LLC (LeaseCo), under a related party lease agreement. OwnerCo and LeaseCo are collectively referred to as the Company. Platinum OwnerCo, LLC and Platinum LeaseCo, LLC are the parent of the Company. Profits, losses, and distributions are shared pursuant to each Company’s respective Limited Liability Company Agreement. The members of the Company have no personal liability for the obligations of the Company except to the extent required by the Delaware Limited Liability Company Act, as amended, and the Company will continue until dissolved and terminated in accordance with the provisions of the agreements. The Hotel is managed under an agreement with Accor Business and Leisure Management LLC (Accor).

The accompanying unaudited combined financial statements of the Company as of September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the combined financial statements referring to September 30, 2010, and for the nine-month periods ended September 30, 2010 and 2009, are unaudited. The accompanying combined financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim combined financial statements. All such adjustments are of a normal and recurring nature.

The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Intercompany accounts and transactions have been eliminated in combination. The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and the accompanying notes. Actual results could differ from those estimates and assumptions. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

On December 3, 2010, Pebblebrook Hotel Trust (Pebblebrook) acquired the membership interests in OwnerCo and LeaseCo for approximately $87.0 million. The acquisition was funded from $30.9 million in cash and the assumption of the existing $56.1 million mortgage.

(2)	Significant Accounting Policies
(a)	Cash and Cash Equivalents

Cash and cash equivalents includes cash and liquid temporary investments with maturities of three months or less at the date of purchase. The Company is exposed to credit risk on its cash and cash equivalents as it holds amounts in financial institutions in excess of FDIC insured amounts.

(b)	Escrow Deposits

Escrow deposits are required per the mortgage documents for furniture, fixtures and equipment, renovation reserves, and real estate taxes.

(c)	Inventories

Inventories, consisting primarily of food and beverage items, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

6

SOUTH 17TH STREET OWNERCO, LLC AND SOUTH 17TH STREET LEASECO, LLC
Notes to Combined Financial Statements
(d)	Investment in Hotel Properties

Land, building and improvements and personal property are stated at cost. The cost of additions, alterations, and improvements are capitalized. Expenditures for routine repairs and maintenance are expensed as incurred. Depreciation is computed utilizing the straight-line method over the estimated useful lives, which are 40 years for buildings and improvements and 3, 5, or 15 years for personal property.

(e)	Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

(f)	Revenue Recognition

The Company recognizes revenues when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop. Additionally, the Company collects sales, use, occupancy, and similar taxes, which are presented on a net basis (excluded from revenues) in our combined statements of operations.

(g)	Accounts Receivable

Accounts receivable, which primarily represents amounts due from hotel guests, are recorded at management’s estimate of the amounts that will be ultimately collected. The Company provides for an allowance for doubtful accounts, which is based on specific identification and management’s historical experience.

(h)	Fair Value Measurement

The Company is required to disclose the fair value of certain assets and liabilities according to a fair value hierarchy. This hierarchy ranks the quality and reliability of the inputs used to determine fair values, which are then classified and disclosed in one of three categories. The three levels of the fair value hierarchy are:
•	Level 1 — quoted prices (unadjusted) in active markets for identical assets and liabilities.

•	Level 2 — quoted prices in active markets for similar assets and liabilities: quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

•	Level 3 — model-derived valuations with unobservable inputs.
As required by the guidance, assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of certain assets and liabilities and their classifications within the fair value hierarchy.

7

SOUTH 17TH STREET OWNERCO, LLC AND SOUTH 17TH STREET LEASECO, LLC
Notes to Combined Financial Statements
(i)	Deferred Financing Costs

Deferred financing costs incurred in connection with the note payable are amortized to interest expense using the straight-line method over the contractual life of the note payable, which approximates the effective interest method. Deferred financing costs are shown net of accumulated amortization.

(j)	Derivatives and Hedging Instruments

In March 2008, the Financial Accounting Standard Board (FASB) issued guidance that amends and expands the disclosure requirements for derivative instruments and hedging activities, to provide users of financial statements with an enhanced understanding of the use of derivative instruments, accounting for derivative instruments and related hedged items, and the effect on an entitiy’s combined financial position, financial performance, and cash flows. This guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, as well as disclosures about credit risk related to contingent features in derivative agreements.

The Company uses derivative instruments such as interest rate caps to manage exposure to the variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. The Company’s interest rate cap is recognized as an asset or liability and is recorded at fair value. The Company does not enter into derivatives for speculative or trading purposes and no derivatives have been designated as hedging instruments. As such, where required, changes in the fair value of the Company’s interest rate cap is reported in net income in the combined statement of operations. For the nine months ended September 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009 and 2008, the interest rate cap had an immaterial effect on the Company’s combined results of operations.

(k)	Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred.

(l)	Fair Value of Financial Instruments

The Company has utilized market information as available or present value techniques to estimate the fair value of financial instruments required to be disclosed. Since such values are estimates, there can be no assurance that the fair value of any financial instrument could be realized by immediate settlement of the instrument. Based on borrowing rates available to the Company at the end of 2009 and 2008, the fair value of the notes payable was approximately $55,200,000 and $56,000,000 as of December 31, 2009, and 2008, respectively.

(m)	Accounts Payable to Affiliates

The accounts payable to affiliates consists of an advance from the Company’s parent, miscellaneous expenses paid by the Company’s parent, and local tax paid by the Company’s parent.

(n)	Income Taxes

No provision for income taxes has been made within the combined financial statements as the liability for such tax is that of the members of the Company. In certain instances, the Company may

8

SOUTH 17TH STREET OWNERCO, LLC AND SOUTH 17TH STREET LEASECO, LLC
Notes to Combined Financial Statements
be subject to certain state and local taxes. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. As of September 30, 2010 (unaudited), December 31, 2009 and 2008, the Company has no unrecognized tax benefits.
(3)	Note Payable

On January 5, 2007, the Company entered into a $56,070,000 mortgage loan (the “Note”) secured by the Hotel. The Note is payable in monthly installments of interest only at the rate equal to LIBOR plus 1.3 percent (1.5309 percent and 1.7475 percent at December 31, 2009 and 2008, respectively). The note contains customary affirmative covenants. As of September 30, 2010 (unaudited), December 31, 2009 and 2008, the Company was in compliance with such covenants. The original maturity date of the Note was February 1, 2009. The loan provided for three extension terms of one year each, provided certain conditions are met as set forth in the loan agreement. On February 1, 2010, the Company exercised its second of three one-year extension options on the outstanding note payable.

In conjunction with the Note agreement, the Company entered into an interest rate cap agreement with a notional amount equal to the principal amount which caps the underlying LIBOR rate at 7.00 percent. The Company elected to not designate the interest rate caps as hedging instruments and, as such, the Company recognizes changes in the fair value of these derivatives in the combined statements of operations. For the nine months ended September 30, 2010 and 2009 (unaudited) and the years ended December 31, 2009 and 2008, the Company recognized a loss of $0, $0, $15 and $12,072, respectively, due to the change in the fair value of the instruments, which is included in interest expense in the accompanying combined statements of operations. The fair value of the interest rate caps was $0, $0 and $15, at September 30, 2010 (unaudited), December 31, 2009 and 2008, respectively.

(4)	Management Agreement

Upon acquisition of the Hotel, the Company entered into a management agreement with Accor. The management agreement expires on January 5, 2032, with three automatic extensions for periods of 10 years each. The management agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% by which net operating income (as defined) exceeds the threshold amount (as defined). The incentive fee is calculated on a pooled portfolio basis along with eight other hotels owned by the same owner. Pursuant to the terms of the management agreement, Accor provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Base and incentive management fee expenses were $634,022 and $0 respectively for the year ended December 31, 2009, and $782,719 and $449,210 respectively, for the year ended December 31, 2008. Base and incentive management fees expenses were $461,147 and $0, respectively, for the nine months ended September 30, 2010 (unaudited), and $471,138 and $0, respectively, for the nine months ended September 30, 2009 (unaudited).

Additionally, the management agreement defines aggregate deviations and Gross Operating Income Deviations (GOI) based on certain formulas that require Accor to reimburse the Company for these deviations. In 2009, Accor reimbursed the Company $4,186 for GOI which is reflected in interest and other income in the accompanying combined statement of operations. There was no GOI Deviation in 2008 therefore no payment was made for 2008.

9

SOUTH 17TH STREET OWNERCO, LLC AND SOUTH 17TH STREET LEASECO, LLC
Notes to Combined Financial Statements
Accor is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the management agreements, OwnerCo is responsible for funding a furniture, fixture, and equipment escrow account (the FF&E Reserve) equal to 4 percent of the Hotel’s gross revenue, as defined in the management agreement. Upon purchase of furniture, fixtures, and equipment, Accor requests reimbursement from the FF&E Reserve. At September 30, 2010 (unaudited), December 31, 2009 and 2008, the FF&E Reserve balance was $662,440, $1,266,806 and $1,148,058, respectively, and is included in escrow deposits in the accompanying combined balance sheets.
(5)	Asset Management Agreements

Upon acquisition of the Hotel, the Company entered into an asset management agreement with SCS Hotels, Inc. (the Asset Manager). The asset management agreements expired on December 31, 2009. The Company initiated discussions with the asset manager to negotiate an extension to this agreement. The asset management agreement requires a base fee equal to 0.35% of gross revenues (as defined) and an incentive fee equal to 10.0% of the excess of the actual net operating income (as defined) less the actual incentive management fee over the projected net operating income (as defined) less the projected incentive fee (as defined). Pursuant to the terms of the asset management agreements, the Asset Manager provides additional monitoring and oversight of the Hotel’s operations. Base and incentive asset management fee expenses were $73,969 and $0, respectively, for the year ended December 31, 2009 and $91,300 and $(24,481), respectively, for the year ended December 31, 2008. Base and incentive asset management fee expenses were $53,800 and $0, respectively, for the nine months ended September 30, 2010 (unaudited) and $54,966 and $0, respectively, for the nine months ended September 30, 2009 (unaudited). The negative incentive fee in 2009 is a result of the Hotel not achieving certain net operating income thresholds.

(6)	Commitments and Contingencies

The nature of the Company’s operations exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the combined financial position, results of operations, or cash flows of the Company.

(7)	Subsequent Events

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through December 21, 2010, the date the combined financial statements were available to be issued.

10

Independent Auditors’ Report
The Manager of
the Argonaut Hotel:
We have audited the accompanying balance sheets of the Argonaut (the “Hotel”) as of December 31, 2009 and 2008, and the related statements of operations, owner’s deficit in Hotel, and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
San Francisco, California
December 28, 2010

ARGONAUT SAN FRANCISCO
Balance Sheets

	September 30,
	2010	December 31,
	(Unaudited)	2009	2008
Assets

Cash and cash equivalents	$4,414,550	$3,088,147	$2,974,359
Restricted cash	3,350,976	3,024,727	2,628,877
Accounts receivable, net	1,200,434	438,284	518,959
Prepaid expenses	1,287,544	909,490	746,985
Other assets	367,903	314,563	379,125

Total current assets	10,621,407	7,775,211	7,248,305

Leasehold improvements	$31,472,074	$31,472,074	$31,472,074
Furniture, fixtures, and equipment	7,509,063	7,480,887	7,230,948
Work in progress	2,592	—	5,990

	38,983,729	38,952,961	38,709,012
Accumulated depreciation	(12,405,599)	(11,537,455)	(10,371,747)

Property and equipment, net	26,578,130	27,415,506	28,337,265

Deferred financing fees, net	48,896	74,782	109,297

Total assets	$37,248,433	$35,265,499	$35,694,867

Liabilities and Owner’s Deficit in Hotel

Accounts payable	$257,157	$205,257	$814,779
Accrued liabilities	1,644,204	979,482	1,360,393
Advance deposits	202,902	76,843	62,114
Due to affiliates	92,747	44,736	56,717

Total current liabilities	2,197,010	1,306,318	2,294,003
Other non-current liabilities	18,885	16,027	8,667
Long-term debt	$42,000,000	$42,000,000	$42,000,000

Total liabilities	44,215,895	43,322,345	44,302,670

Owner’s deficit in Hotel	(6,967,462)	(8,056,846)	(8,607,803)

Total liabilities and owner’s deficit in Hotel	$37,248,433	$35,265,499	$35,694,867

See accompanying notes to financial statements.

2

ARGONAUT SAN FRANCISCO
Statements of Operations

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Revenues:
Rooms	$11,213,844	$9,888,920	$13,218,210	$16,826,283
Food and beverage	3,481,081	3,547,355	4,612,957	5,196,402
Other operated departments	232,333	226,898	318,588	409,007
Rentals, other income	407,984	453,718	601,396	645,178

Total revenues	15,335,242	14,116,891	18,751,151	23,076,870

Operating expenses:
Rooms	3,186,897	2,747,164	3,780,973	4,057,898
Food and beverage	2,450,301	2,422,416	3,202,096	3,611,145
Other operated departments	279,659	246,145	347,608	429,608
General and administrative	1,422,728	1,333,355	1,762,146	2,142,172
Marketing	682,758	611,960	806,509	993,203
Energy	332,550	315,639	415,562	453,681
Property operation and maintenance	402,587	358,820	514,625	585,837
Property taxes and insurance	844,523	870,080	1,152,259	1,021,446
Depreciation and amortization	882,796	874,627	1,176,053	1,765,090
Rent	1,037,719	994,128	1,324,443	1,608,412
Management fee	886,633	723,180	848,936	1,405,703
Other	4,926	—	—	7,606

Total operating expenses	12,414,077	11,497,514	15,331,210	18,081,801

Other expenses:
Interest expense	(1,831,781)	(1,831,782)	(2,448,990)	(2,513,237)

Net income	$1,089,384	$787,595	$970,951	$2,481,832

See accompanying notes to financial statements.

3

ARGONAUT SAN FRANCISCO
Statements of Owner’s Deficit in Hotel

Balance at January 1, 2008	$(8,628,437)
Hotel owner distributions	(2,461,198)
Net income	2,481,832

Balance at December 31, 2008	(8,607,803)
Hotel owner distributions	(419,994)
Net income	970,951

Balance at December 31, 2009	(8,056,846)
Net income (unaudited)	1,089,384

Balance at September 30, 2010 (unaudited)	$(6,967,462)

See accompanying notes to financial statements.

4

ARGONAUT SAN FRANCISCO
Statements of Cash Flows

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$1,089,384	$787,595	$970,951	$2,481,832
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred costs	25,886	25,886	34,515	34,515
Depreciation and amortization	882,796	874,627	1,176,053	1,765,090
Changes in operating assets and liabilities:
Accounts receivable	(762,150)	(327,140)	80,675	235,557
Prepaid expenses	(378,054)	(480,596)	(162,505)	240,037
Other assets	(53,340)	65,636	64,562	(242,999)
Accounts payable	51,900	(524,656)	(609,522)	638,079
Other liabilities	841,650	26,512	(370,803)	(791,214)

Net cash provided by operating activities	1,698,072	447,864	1,183,926	4,360,897

Cash flows from investing activities:
Change in restricted cash	(326,249)	(188,311)	(395,850)	83,482
Additions to property and equipment	(45,420)	(250,949)	(254,294)	(782,105)

Net cash used in investing activities	(371,669)	(439,260)	(650,144)	(698,623)

Cash flows from financing activities — Hotel owner distributions	—	(209,997)	(419,994)	(2,461,198)

Net increase (decrease) in cash	1,326,403	(201,393)	113,788	1,201,076

Cash and cash equivalents:
Beginning of year	3,088,147	2,974,359	2,974,359	1,773,283

End of year	$4,414,550	$2,772,966	$3,088,147	$2,974,359

Supplemental cash flow disclosures:
Cash paid for interest	$1,831,781	$1,831,782	$2,448,990	$2,513,237
See accompanying notes to financial statements.

5

ARGONAUT HOTEL
Notes to Financial Statements
(1)	Description of Business and Basis of Accounting

The Argonaut Hotel (the Hotel), is a full service, 252-room hotel located at 495 Jefferson Street San Francisco, CA. The Hotel is owned by Maritime Hotel Associates, L.P., a California limited partnership (the Partnership). The Partnership is an affiliate of Kimpton Group, the manager of the Hotel.

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

The accompanying unaudited financial statements of the Hotel as of September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to September 30, 2010, and for the nine-month periods ended September 30, 2010 and 2009, are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

The Hotel collateralizes a note payable obligation of the Partnership. Cash from the Hotel’s operations account may be used to fund debt service. Although technically an obligation of the Partnership and not the Hotel, the outstanding principal balance of the note payable, interest expense, deferred financing costs, and related amortization are presented in the financial statements of the Hotel.

Pebblebrook Hotel Trust has signed an agreement to acquire the Hotel and is negotiating the assumption of this note payable obligation (see note 5). The outstanding principal balance on the note payable is $42 million. The note bears interest equal to 5.67%. The note payable requires monthly interest only payments through March 2012, the maturity date.

(2)	Significant Accounting Policies
(a)	Cash and Cash Equivalents

Includes the Hotel’s operating cash accounts, which may include liquid temporary cash investments with maturities of three months or less at the date of purchase which are considered to be cash and cash equivalents.

(b)	Restricted Cash

In accordance with the hotel operating and loan agreements, a replacement reserve fund for the purpose of replacements to, and additions of, furniture and equipment is required. The replacement reserve fund is funded with an amount equal to 4% of gross revenue, as defined by the loan agreement, on a monthly basis.

6

ARGONAUT HOTEL
Notes to Financial Statements
(c)	Leasehold Improvements and Furniture, Fixtures and Equipment

The Partnership owns a leasehold interest in the Hotel, which is subject to a lease agreement with the U.S. Government (see note 3). Leasehold improvements, furniture, fixtures and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred. Amortization of the leasehold interest and depreciation of the furniture, fixtures and equipment is computed utilizing the straight-line method over lives of 3 to 40 years.

Construction in progress totaling $2,592 (unaudited), $0 and $5,990 at September 30, 2010, December 31, 2009 and 2008, respectively, is included in leasehold improvements and furniture, fixtures and equipment. Construction in progress represents renovations to the hotel and is capitalized as the costs are incurred. Renovation projects are generally less than six months in duration, and the hotel remains fully operational while renovations occur. Upon completion of the renovations, depreciation of the improvements commences.

(d)	Impairment of Long-Lived Assets

The Hotel evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

(e)	Revenue Recognition

Hotel revenues are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and audio/visual. Additionally, we collect sales, use, occupancy and similar taxes at our hotels which we present on a net basis (excluded from revenues) on our statements of operations.

(f)	Accounts Receivable

Accounts receivable, which represent amounts due from Hotel guests, are presented net of allowances, which were $438,284 and $518,959 for the years ended December 31, 2009 and 2008, respectively.

(g)	Fair Value Measurement

The Company is required to disclose the fair value of certain assets and liabilities according to a fair value hierarchy. This hierarchy ranks the quality and reliability of the inputs used to determine fair values, which are then classified and disclosed in one of three categories. The three levels of the fair value hierarchy are:
•	Level 1 — quoted prices (unadjusted) in active markets for identical assets and liabilities.

•	Level 2 — quoted prices in active markets for similar assets and liabilities: quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

7

ARGONAUT HOTEL
Notes to Financial Statements
•	Level 3 — model-derived valuations with unobservable inputs.
As required by the guidance, assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of certain assets and liabilities and their classifications within the fair value hierarchy.

(h)	Deferred Financing Costs

Deferred financing costs incurred in connection with the note payable are amortized to interest expense using the straight-line method over the contractual life of the note payable, which approximates the effective-interest method.

(i)	Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred.

(j)	Fair Value of Financial Instruments

The Company has utilized market information as available or present value techniques to estimate the fair value of financial instruments required to be disclosed. Since such values are estimates, there can be no assurance that the fair value of any financial instrument could be realized by immediate settlement of the instrument. The book value of Long-term debt approximates fair value based upon the current interest rates.

(k)	Income Taxes

The Hotel is not directly subject to federal, state or local income taxes. However the owner of the Hotel is a limited partnership and may be subject to certain income or other taxes, and the members of the limited partnership are responsible for reporting their share of taxable income or loss on their respective income tax returns.
(3)	Ground Lease

The owner of the Hotel leases the building structure and land under a noncancelable lease with the United States Department of the Interior, National Park Service expiring in 2059. The lease has been accounted for as an operating lease. The Hotel is required to pay the greater of base rent (as adjusted for CPI increases every 5 years beginning the day after the Certificate of Occupancy was issued on September 17, 2003) or a percentage of gross hotel revenues in excess of $13,563,200 as well as a fixed percentage of all gross food, beverage, and all other department revenues (as adjusted for CPI increases), as defined. The percentage of gross hotel room revenue ranges from 6% to 10% in the initial years to 8% to 14% in the later years of the lease. The percentage of gross hotel food, beverage, and all other department revenues is 4% in all years of the lease. Percentage rent exceeded base rent for the nine months ended September 30, 2010 (unaudited) and for the years ended December 31, 2009 and 2008. Percentage rent did not exceed base rent for the nine months ended September 30, 2009 (unaudited).

Rent expense was approximately $1,011,000 (unaudited), $900,000 (unaudited), $1,216,000 and $1,524,000 for the nine months ended September 30, 2010 and 2009 and for the years ended December 31, 2009 and 2008, respectively. Future minimum rental payments under the ground lease for the next five years are as follows:

8

ARGONAUT HOTEL
Notes to Financial Statements

Oct – Dec 2010	300,000
2011	1,200,000
2012	1,200,000
2013	1,200,000
2014	1,200,000
2015	1,200,000
Thereafter	52,800,000
(4)	Related-Party Transactions

The Hotel has entered into a hotel operating agreement with the Kimpton Group to manage the Hotel. In accordance with the hotel operating agreement, the Hotel pays a base management fee of 4% of gross revenues and an incentive fee of 16% of the Hotel’s distributable cash, as defined in the agreement, after payment of a preferred return to the owner of the Hotel. Total management fees were $886,633 (unaudited), $723,180 (unaudited), $848,936 and $1,405,703 for the nine month periods ended September 30, 2010 and 2009 and the years ended December 31, 2009 and 2008, respectively.

Under the operating agreement, the Hotel also reimburses the Kimpton Group for the Hotel’s pro rata share of certain group service costs, as defined in the agreement. In addition, the Hotel reimburses the Kimpton Group for the Hotel’s pro rata share of initial development costs and recurring operating costs related to the central reservation system, and costs associated with the guest loyalty program Kimpton In-Touch. Total reimbursements were $230,000 (unaudited), $137,945 (unaudited), $232,099 and $265,182 for the nine month periods ended September 30, 2010 and 2009 and the years ended December 31, 2009 and 2008, respectively.

The Hotel shares certain costs with other hotels and entities that are managed by or affiliated with the Kimpton Group. The Hotel has total outstanding payables due to the Kimpton Group of $92,747, $44,736 and $56,717 as of September 30, 2010 (unaudited), December 31, 2009 and 2008, respectively.

(5)	Subsequent Event

The Hotel has evaluated the need for disclosures and/or adjustments resulting from subsequent events through December 28, 2010, the date the financial statements were available to be issued.

On November 29, 2010, Pebblebrook Hotel Trust (Pebblebrook) entered into an agreement to acquire the Hotel for $84 million, subject to customary closing conditions. Pebblebrook may assume the existing note payable. However, no agreement has been reached with the lender.

9

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF PEBBLEBROOK HOTEL TRUST
Pebblebrook Hotel Trust (the “Company”) completed its initial public offering and concurrent private placement of common shares of beneficial interest on December 14, 2009. The Company raised $379.6 million, net of underwriting discounts and offering costs. On July 28, 2010, the Company completed a secondary offering of 19,550,000 common shares, including the underwriters’ overallotment of 2,550,000 common shares, at an offering price of $17.00 per share. The net proceeds to the Company, after underwriters’ discounts and offering costs, were $318.3 million.
On November 3, 2010, the Company, through a subsidiary, acquired the 254-room Skamania Lodge in Stevenson, Washington for a purchase price of $55.8 million, adjusted for net working capital balances.
On November 19, 2010, the Company, through a subsidiary, acquired the 310-room Sheraton Delfina Santa Monica Hotel in Santa Monica, California for a purchase price of $102.8 million, adjusted for net working capital balances.
On December 3, 2010, the Company, through a subsidiary, acquired South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC, the entities that own the 306-room Sofitel Philadelphia Hotel in Philadelphia, Pennsylvania, for a purchase price of $87.0 million, adjusted for net working capital balances. The Company assumed a $56.1 million loan in connection with this acquisition.
On November 29, 2010, the Company, through a subsidiary, entered into an agreement to acquire the Argonaut Hotel San Francisco for $84 million, plus closing costs and net working capital. The Company expects the closing of the purchase of the Argonaut Hotel San Francisco to occur on or before February 28, 2011, however, because the acquisition is subject to customary closing requirements and conditions, the Company can give no assurance that the transaction will be consummated during that time period or at all. The Company expects to fund the acquisition with approximately $42 million in cash and the assumption of approximately $42 million of debt.
The unaudited pro forma consolidated balance sheet as of September 30, 2010 is presented as if the acquisitions of the Skamania Lodge, Sheraton Delfina Santa Monica Hotel and South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC, and the probable acquisition of the Argonaut Hotel San Francisco occurred on September 30, 2010. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are presented as if the acquisitions of the Skamania Lodge, Sheraton Delfina Santa Monica Hotel, Sofitel Philadelphia Hotel, and the probable acquisition of the Argonaut Hotel San Francisco, had been completed effective January 1, 2009.
The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the results of operations for future periods. The unaudited pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the Skamania Lodge, Sheraton Delfina Santa Monica Hotel and South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC and the probable acquisition of the Argonaut Hotel San Francisco. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. In management’s opinion, all adjustments necessary to reflect the effects of the significant acquisitions described above have been made. This unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Company’s Quarterly Report on Form 10-Q for the periods ended September 30, 2010.

Pebblebrook Hotel Trust
Unaudited Proforma Consolidated Balance Sheet
As of September 30, 2010
(in thousands, except share and per share data)

		Completed Acquisitions				Probable Acquisition
			Acquisition of		Pro Forma		Pro Forma
	Historical		Sheraton Delfina	Acquisition of	Pebblebrook Hotel	Acquisition of	Pebblebrook Hotel
	Pebblebrook Hotel	Acquisition of	Santa Monica	Sofitel Philadelphia	Trust before probable	Argonaut Hotel San	Trust after probable
	Trust	Skamania Lodge (1)	Hotel (2)	Hotel (3)	acquisition	Francisco (4)	acquisition
ASSETS
Investment in hotel properties, net	$367,028	$55,750	$102,750	$86,986	$612,514	$84,000	$696,514
Cash and cash equivalents	370,995	(54,813)	(102,437)	(32,769)	180,976	(43,700)	137,276
Restricted cash	1,390	—		1,040	2,430	—	2,430
Accounts receivable, net	3,920	59	34	652	4,665	—	4,665
Deferred financing costs, net	2,142	—	—	—	2,142	—	2,142
Prepaid expenses and other assets	5,043	333	171	104	5,651	—	5,651

Total assets	$750,518	$1,329	$518	$56,013	$808,378	$40,300	$848,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Senior secured credit facility	$—	$—	$—	$—	$—	—	$—
Mortgage debt	35,000	—	—	56,070	91,070	42,000	133,070
Accounts payable and accrued expenses	10,965	1,041	670	810	13,486	—	13,486
Accrued underwriter fees	8,050	—	—		8,050	—	8,050
Advance deposits	1,657	688	148	333	2,826	—	2,826
Accrued interest	110	—	—	—	110	—	110

Total liabilities	55,782	1,729	818	57,213	115,542	42,000	157,542
Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—	—	—	—	—
Common shares of beneficial interest, $0.01 par value; 500,000,000 shares authorized; 39,810,590 shares issued and outstanding	398	—	—	—	398	—	398
Additional paid-in capital	697,950	—	—	—	697,950	—	697,950
Accumulated deficit	(4,868)	(400)	(300)	(1,200)	(6,768)	(1,700)	(8,468)

Total shareholders’ equity	693,480	(400)	(300)	(1,200)	691,580	(1,700)	689,880

Non-controlling interest	1,256	—	—	—	1,256	—	1,256
Total equity	694,736	(400)	(300)	(1,200)	692,836	(1,700)	691,136

Total liabilities and equity	$750,518	$1,329	$518	$56,013	$808,378	$40,300	$848,678

Footnotes:

(1)	Reflects the purchase of the Skamania Lodge as if it had occurred on September 30, 2010 for $55,750. The pro forma adjustment reflects the following: Purchase of land, building, and furniture, fixtures and equipment of $55,750; Cash paid of $400 for hotel acquisition costs; and Net working capital deficit of $1,337.

(2)	Reflects the purchase of the Sheraton Delfina Santa Monica Hotel as if it had occurred on September 30, 2010 for $102,750. The pro forma adjustment reflects the following: Purchase of land, building, and furniture, fixtures and equipment of $102,750; Cash paid of $300 for hotel acquisition costs; and Net working capital deficit of $517.

(3)	Reflects the purchase of South 17th Street OwnerCo, LLC and 17th Street LeaseCo LLC, the entities that own the Sofitel Philadelphia Hotel, as if it had occurred on September 30, 2010 for $86,986. The acquisition was funded with $30,916 cash and assumption of a $56,070 mortgage debt. The pro forma adjustment reflects the following: Purchase of land, building, and furniture, fixtures and equipment of $86,986; Cash paid of $1,200 for hotel acquisition costs; and Net working capital of $653.

(4)	Reflects the probable acquisition of the Argonaut Hotel San Francisco as if it had occurred on September 30, 2010 for $84,000. The acquisition, if consummated, will be funded with a combination of available cash and the assumption of existing debt of $42,000. The pro forma adjustment reflects the following estimates: Purchase of land, building, and furniture, fixtures and equipment of $84,000; Assumption of existing mortgage debt of $42,000; and Cash paid of $1,700 for hotel acquisition costs.

Pebblebrook Hotel Trust
Unaudited Proforma Income Statement
For the nine months ended September 30, 2010
(in thousands, except share and per share data)

		Completed Acquisitions										Probable Acquisition
															Pro Forma
		Acquisition of									Pro Forma				Pebblebrook
		Doubletree									Pebblebrook				Hotel Trust
	Historical	Bethesda Hotel and	Acquisition of	Acquisition of	Acquisition of		Acquisition of	Acquisition of			Hotel Trust	Acquisition of			after
	Pebblebrook	Executive Meeting	Sir Francis	InterContinental	Hotel Monaco	Acquisition of	Sheraton Delfina	Sofitel Philadelphia	Pro Forma		before probable	Argonaut Hotel San	Pro Forma		probable
	Hotel Trust	Center (1)	Drake Hotel (2)	Buckhead Hotel (3)	Washington DC (4)	Skamania Lodge (5)	Santa Monica Hotel (6)	Hotel (7)	Adjustments		acquisition	Francisco (15)	Adjustments		acquisition
REVENUE
Room	$14,165	$4,404	$7,184	$8,639	$9,021	$6,149	$13,786	$10,356	$—		$73,704	$11,214	$—		$84,918
Food and beverage	8,586	1,593	6,639	6,709	4,618	6,481	2,853	4,149	—		41,628	3,481	—		45,109
Other operating department	1,102	233	1,039	1,029	425	2,603	1,072	867	—		8,370	640	—		9,010

Total revenues	23,853	6,230	14,862	16,377	14,064	15,233	17,711	15,372	—		123,702	15,335	—		139,037

EXPENSES
Hotel operating expenses:
Room	4,067	854	3,320	2,552	2,304	1,483	3,178	3,159	11	(8)	20,928	3,187	—		24,115
Food and beverage	6,020	1,122	5,144	4,101	3,330	4,026	2,657	3,515	—		29,915	2,450	—		32,365
Other direct expenses	493	150	557	304	304	599	617	769	—		3,793	280	—		4,073
Other indirect expenses	6,651	2,162	4,437	3,624	4,261	4,411	6,161	4,370	451	(8)	36,528	3,731	—		40,259

Total hotel operating expenses	17,231	4,288	13,458	10,581	10,199	10,519	12,613	11,813	462		91,164	9,648	—		100,812

Depreciation and amortization	2,260	—	—	1,988	491	1,752	1,347	2,203	2,896	(9)	12,937	883	869	(9)	14,689
Real estate taxes, personal property taxes & insurance	909	225	752	783	284	467	751	639	—		4,810	845	—		5,655
Ground rent	11	—	—	—	212	—	—	—	165	(10)	388	1,038	—		1,426
General and administrative	5,371	—	—	—	—	—	—	—	—		5,371	—	—		5,371
Acquisition transaction costs	4,811	—	—	—	—	—	—	—	(4,282	)(11)	529	—	—		529

Total operating expenses	30,593	4,513	14,210	13,352	11,186	12,738	14,711	14,655	(759)		115,199	12,414	869		128,482

Operating income (loss)	(6,740)	1,717	652	3,025	2,878	2,495	3,000	717	759		8,503	2,921	(869)		10,555
Interest income	2,513	—	—	—	—	—	—	—	(1,300	)(12)	1,213	—	(295	)(12)	918
Interest expense	(471)	—	(805)	—	(1,430)	(1,396)	(1,394)	(670)	3,569	(13)	(2,597)	(1,832)	—		(4,429)
Other income	—	—	—	—	—	(154)	—	15	—		(139)	—	—		(139)

Income (loss) before income taxes	(4,698)	1,717	(153)	3,025	1,448	945	1,606	62	3,028		6,980	1,089	(1,164)		6,905

Income tax benefit (expense)	(23)	—	—	—	—	—	—	—	(399	)(14)	(422)	—	(61	)(14)	(483)

Net income (loss)	$(4,721)	$1,717	$(153)	$3,025	$1,448	$945	$1,606	$62	$2,629		$6,558	$1,089	$(1,225)		$6,422

Loss per common share, basic and diluted	$(0.19)														$0.16

Weighted average number of common shares, basic and diluted	24,915,173													(16)	39,810,590

Footnotes:

(1)	Reflects the historical unaudited statement of operations of the Doubletree Bethesda Hotel and Executive Meeting Center from the beginning of the period presented through the date of acquisition.

(2)	Reflects the historical unaudited statement of operations of the Sir Francis Drake Hotel from the beginning of the period presented through the date of acquistion.

(3)	Reflects the historical unaudited statement of operations of the InterContinental Buckhead Hotel from the beginning of the period presented through the date of acquisition.

(4)	Reflects the historical unaudited statement of operations of the Hotel Monaco Washington DC from the beginning of the period presented through the date of acquisition.

(5)	Reflects the historical unaudited statement of operations of the Skamania Lodge from the beginning of the period presented through the date of acquisition.

(6)	Reflects the historical unaudited statement of operations of the Sheraton Delfina Santa Monica Hotel from the beginning of the period presented through the date of acquisition.

(7)	Reflects the historical unaudited combined statement of operations of South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC, the entities that own the Sofitel Philadelphia Hotel, from the beginning of the period presented through the date of acquisition.

(8)	Reflects adjustment to record management fee and related costs for the InterContinental Buckhead Hotel as no such fees or costs are included in the historical amounts presented because the hotel was self managed.

(9)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(10)	Reflects adjustment to amortize a ground lease intangible asset associated with the Hotel Monaco Washington DC resulting from the finalization of the purchase price allocation for this acquisition.

(11)	Reflects removal of acquisition costs associated with the acquisitions of the Doubletree Bethesda Hotel, Sir Francis Drake Hotel, InterContinental Buckhead Hotel, and the Hotel Monaco Washington DC.

(12)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the completed acquisitions and the probable acquisition.

(13)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisitions of the Sir Francis Drake Hotel, Skamania Lodge, and the Sheraton Delfina Hotel.

(14)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The Company’s REIT subsidiary’s pro forma pre-tax net income was $998 for the nine months ended September 30, 2010. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(15)	Reflects the historical unaudited statement of operations of the Argonaut Hotel San Francisco.

(16)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions and secondary offering had occurred on January 1, 2009 .

Pebblebrook Hotel Trust
Unaudited Proforma Income Statement
For the year ended December 31, 2009
(in thousands, except share and per share data)

		Completed Acquisitions										Probable Acquisition
											Pro Forma				Pro Forma
		Acquisition of					Acquisition of	Acquisition of			Pebblebrook				Pebblebrook
	Historical	Doubletree Bethesda	Acquisition of	Acquisition of	Acquisition of	Acquisition of	Sheraton Delfina	Sofitel			Hotel Trust				Hotel Trust
	Pebblebrook	Hotel and Executive	Sir Francis	InterContinental	Hotel Monaco	Skamania	Santa Monica	Philadelphia	Pro Forma		before probable	Acquisition of Argonaut	Pro Forma		after probable
	Hotel Trust	Meeting Center (1)	Drake Hotel (2)	Buckhead Hotel (3)	Washington DC (4)	Lodge (5)	Hotel (6)	Hotel (7)	Adjustments		acquisition	Hotel San Francisco (16)	Adjustments		acquisition
REVENUE
Room	$—	$11,119	$16,065	$16,188	$13,658	$6,644	$16,371	$14,575	$—		$94,620	$13,218	$—		$107,838
Food and beverage	—	2,184	14,349	12,345	6,630	7,084	3,813	5,479	—		51,884	4,613	—		56,497
Other operating department	—	2,406	2,063	2,077	688	3,145	1,872	1,080	—		13,331	920	—		14,251

Total revenues	—	15,709	32,477	30,610	20,976	16,873	22,056	21,134	—		159,835	18,751	—		178,586

EXPENSES
Hotel operating expenses:
Room	—	2,143	6,970	4,775	3,446	1,632	4,018	4,189	17	(8)	27,190	3,781	—		30,971
Food and beverage	—	2,014	10,767	7,749	4,795	4,836	3,201	4,670	—		38,032	3,202	—		41,234
Other direct expenses	—	648	—	—	—	573	969	945	—		3,135	348	—		3,483
Other indirect expenses	—	5,785	10,450	7,527	6,177	5,795	7,303	5,743	849	(8)	49,629	4,348	—		53,977

Total hotel operating expenses	—	10,590	28,187	20,051	14,418	12,836	15,491	15,547	866		117,986	11,679	—		129,665

Depreciation and amortization	—	1,926	5,439	5,708	1,130	2,347	2,291	2,749	(4,368	)(9)	17,222	1,176	1,160	(9)	19,558
Real estate taxes, personal property taxes & insurance	—	491	1,756	1,261	551	585	974	832	—		6,450	1,152	—		7,602
Ground rent	—	—	—	—	383	—	—	—	220	(10)	603	1,324	—		1,927
General and administrative	262	—	—	—	—	—	—	—	7,837	(11)	8,099	—	—		8,099
Acquisition transaction costs	—	—	—	—	—	—	—	—	6,182	(12)	6,182	—	1,700	(12)	7,882

Total operating expenses	262	13,007	35,382	27,020	16,482	15,768	18,756	19,128	10,737		156,542	15,331	2,860		174,733

Operating income (loss)	(262)	2,702	(2,905)	3,590	4,494	1,105	3,300	2,006	(10,737)		3,293	3,420	(2,860)		3,853
Interest income	115	—	—	—	—	—	—	—	(115	)(13)	—	—	—		—
Interest expense	—	(2,638)	(1,958)	—	(2,095)	(2,116)	(1,862)	(936)	8,574	(14)	(3,031)	(2,449)	—		(5,480)
Other income	—	3	5	—	—	(200)	—	14	—		(178)	—	—		(178)

Income (loss) before income taxes	(147)	67	(4,858)	3,590	2,399	(1,211)	1,438	1,084	(2,278)		84	971	(2,860)		(1,805)

Income tax benefit (expense)	—	—	—	—	—	—	—	—	(639	)(15)	(639)		(75	)(15)	(714)

Net income (loss)	$(147)	$67	$(4,858)	$3,590	$2,399	$(1,211)	$1,438	$1,084	$(2,917)		$(555)	$971	$(2,935)		$(2,519)

Loss per common share, basic and diluted	$(0.04)														$(0.06)

Weighted average number of common shares, basic and diluted	4,011,198													(17)	39,810,590

Footnotes:

(1)	Reflects the historical audited statement of operations of the Doubletree Bethesda Hotel and Executive Meeting Center for the year ended December 31, 2009.

(2)	Reflects the historical audited statement of operations of the Sir Francis Drake Hotel for the year ended December 31, 2009.

(3)	Reflects the historical audited statement of operations of the InterContinental Buckhead Hotel for the year ended December 31, 2009.

(4)	Reflects the historical audited statement of operations of the Hotel Monaco Washington DC for the year ended December 31, 2009.

(5)	Reflects the historical audited statement of operations of the Skamania Lodge for the year ended December 31, 2009.

(6)	Reflects the historical audited statement of operations of the Sheraton Delfina Santa Monica Hotel for the year ended December 31, 2009.

(7)	Reflects the historical audited combined statement of operations of South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC, the entities that own the Sofitel Philadelphia Hotel, for the year ended December 31, 2009.

(8)	Reflects adjustment to record management fee and related costs for the InterContinental Buckhead Hotel as no such fees or costs are included in the historical amounts presented because the hotel was self managed.

(9)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(10)	Reflects adjustment to amortize a ground lease intangible asset associated with the Hotel Monaco Washington DC resulting from the finalization of the purchase price allocation for this acquisition.

(11)	Reflects adjustment to record full year corporate general and adminstrative expenses, including employee payroll and benefits, share-based compensation expense, board of trustee fees, investor relation costs, professional fees, and other costs.

(12)	Reflects adjustment to record transaction costs incurred to acquire the hotels.

(13)	Reflects removal of historical interest income associated with a reduction in cash invested in interest bearing accounts in conjunction with the acquisitions.

(14)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisitions of the Doubletree Bethesda Hotel, Sir Francis Drake Hotel, Skamania Lodge, and the Sheraton Delfina Hotel. The InterContinental Buckhead Hotel did not have debt prior to acquisition.

(15)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions. The Company’s taxable REIT subsidiary’s pro forma pre-tax net income was $1,598 for the year ended December 31, 2009. The pro forma income tax was calculated using the Company’s taxable REIT subsidiary’s estimated effective tax rate of 40%.

(16)	Reflects the historical audited statement of operations of the Argonaut Hotel San Francisco for the year ended December 31, 2009.

(17)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions and secondary offering had occurred on January 1, 2009 .